Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800	Salans FMC SNR Denton dentons.com

March 5, 2014

ANI Pharmaceuticals, Inc.
210 Main Street West

Baudette, Minnesota

RE:	Registration Statement on Form S-3 (File No. 333-174597)

Ladies and Gentlemen:

We have acted as counsel to ANI Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with (i) the Company’s offering under the referenced Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "SEC"), (ii) the filing of the preliminary prospectus supplement of the Company, dated March 4, 2014, including the accompanying prospectus, dated June 17, 2011 (the "Base Prospectus"), which the Company filed with the SEC on March 4, 2014 pursuant to Rule 424(b)(2) under the Act (the "Preliminary Prospectus Supplement"), and (iii) the filing of the final prospectus supplement of the Company, dated March 5, 2014, including the accompanying Base Prospectus, which the Company filed with the SEC on March 5, 2014 pursuant to Rule 424(b)(5) under the Act (the "Prospectus"), relating to the offering and sale by the Company of up to 1,612,903 shares (the "Shares") of its common stock, $0.0001 par value (the "Common Stock"), including up to 242,935 shares of Common Stock which the underwriters have an option to purchase.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

a)	the Registration Statement;

b)	the Base Prospectus;

c)	the Preliminary Prospectus Supplement;

d)	the Prospectus;

e)	the Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated as of July 17, 2013, the Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated as of June 1, 2012, and the Restated Certificate of Incorporation of the Company dated as of October 14, 2009;

f)	the Amended and Restated ByLaws of the Company;

g)	corporate proceedings of the Company relating to the issuance of the Shares; and

h)	such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

In making the aforesaid examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

March 5, 2014 Page 2	Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800	Salans FMC SNR Denton dentons.com

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware (including the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same, but excluding local laws) and the federal laws of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Dentons US LLP

- 2 -